UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 16, 2010

Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of principal executive offices)	(Zip Code)

(740) 349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Condition

On April 16, 2010, Park National Corporation (“Park”) issued a news release (the “Operating Results News Release”) announcing operating results for the three months ended March 31, 2010.  A copy of this Operating Results News Release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Park’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate Park’s performance. Specifically, management reviews return on average tangible common equity, return on average tangible assets and tangible common book value per common share.  Management has included in the Operating Results News Release information relating to the return on average tangible common equity, return on average tangible assets and tangible common book value per common share for the three-month periods ended March 31, 2010 and 2009 and December 31, 2009.  For purposes of calculating the return on average tangible common equity, a non-GAAP financial measure, net income available to common shareholders for each period is divided by average tangible common equity during the period. Average tangible common equity equals average stockholders’ equity during the applicable period less (i) average goodwill and other intangible assets during the period and (ii) average preferred stock. For the purpose of calculating the return on average tangible assets, a non-GAAP financial measure, net income available to common shareholders for each period is divided by average tangible assets during the period.  Average tangible assets equals average assets during the applicable period less average goodwill and other intangible assets during the applicable period.  For the purpose of calculating tangible common book value per common share, a non-GAAP financial measure, tangible common equity is dividend by common shares outstanding at period end.  Tangible common equity equals stockholders’ equity less preferred stock and goodwill and other intangibles.  Management believes that the disclosure of return on average tangible common equity, return on average tangible assets and tangible common book value per common share presents additional information to the reader of the consolidated financial statements, which, when read in conjunction with the consolidated financial statements prepared in accordance with GAAP, assists in analyzing Park’s operating performance and ensures comparability of operating performance from period to period while eliminating certain non-operational effects of acquisitions and, in the case of return on average common equity and tangible common book value per common share, the impact of preferred stock.  In the Operating Results News Release, Park has provided a reconciliation of average tangible common equity to average stockholders’ equity, average tangible assets to average assets and tangible common equity to stockholders’ equity solely for the purpose of complying with SEC Regulation G and not as an indication that return on average tangible common equity, return on average tangible assets or tangible common book value per common share are substitutes for return on average equity, return on average assets or common book value per common share as determined by GAAP.

Item 7.01 — Regulation FD Disclosure

In Park’s 2009 Annual Report to Shareholders (“Annual Report”) (Exhibit 13 to Park’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009), management provided guidance on the projected operating results for 2010.  This guidance is included in the “Financial Review” section of the Annual Report on pages 35-40.

The following is a discussion of the actual operating results for the first three months of 2010, and a comparison of management’s latest projections for the twelve months ending December 31, 2010 to the guidance previously provided for 2010.

Net Interest Income:

For the first three months of 2010, net interest income was $67.4 million.  In the Annual Report on page 38, management had projected that net interest income would be $265 million to $275 million for 2010.  The first quarter net interest income was in line to what management had expected.  During the three months ended March 31, 2010, loans declined by $43.1 million or an annualized 3.8 percent.  In the Annual Report on page 35, management had projected loan growth of 1 percent to 3 percent during 2010. Management expects loans to grow modestly during the remaining nine months of 2010, with no to very little growth in loans for the twelve months ended December 31, 2010 compared to the same period in 2009.

Provision for Loan Losses:

For the first quarter of 2010, the provision for loan losses was $16.6 million and net loan charge-offs were $13.6 million.  In the Annual Report on page 40, management had projected that the provision for loan losses would be approximately $45 million to $55 million in 2010.  The provision for loan losses for the first quarter was higher than management expected, however, management expects improvement for each of the next three quarters of 2010. Therefore, management now expects that the provision for loan losses will be approximately $50 million to $55 million in 2010.

Other Income:

For the first three months of 2010, total other income was $16.7 million.  In the Annual Report on page 39, management had projected that total other income, excluding gains from the sale of securities, would be approximately $68 million for 2010.  Total other income for the first quarter was in line with management’s projections.

Gain on Sale of Securities:

In the Annual Report on page 39, management projected that a pre-tax gain of $7.3 million would be recognized from the sale of $200 million of securities during the first quarter of 2010. During the first quarter of 2010, Park sold $201 million of investment securities, which resulted in a pre-tax gain of $8.3 million.

Other Expense:

For the first quarter of 2010, total other expense was $47.9 million.  In the Annual Report on page 39, management had projected that total other expense would be $191 million in 2010.  Total other expense for the first quarter was consistent with management’s projected results for 2010.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This Current Report on Form 8-K, including Exhibit 99.1 included within this Current Report, contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation: deterioration in the asset value of Park’s loan portfolio may be worse than expected; Park’s ability to execute its business plan successfully and within the expected timeframe; general economic and financial market conditions, and weakening in the economy, specifically, the real estate market and credit market, either national or in the states in which Park and its subsidiaries do business, may be worse than expected which could decrease the demand for loan, deposit and other financial services and increase loan delinquencies and defaults; changes in market rates and prices may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our consolidated balance sheet; changes in consumer spending, borrowing and saving habits; our liquidity requirements could be adversely affected by changes in our assets and liabilities; competitive factors among financial institutions increase significantly, including product and pricing pressures and our ability to attract, develop and retain qualified bank professionals; the nature, timing and effect of changes in banking regulations or other regulatory or legislative requirements affecting the respective businesses of Park and its subsidiaries, including changes in laws and regulations concerning taxes, accounting, banking, securities and other aspects of the financial services industry; the effect of fiscal and governmental policies of the United States federal government; demand for loans in the respective market areas served by Park and its subsidiaries, and other risk factors relating to the banking industry as detailed from time to time in Park’s reports filed with the Securities and Exchange Commission including those described in “Item 1A. Risk Factors” of Part I of Park’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.  Undue reliance should not be placed on the forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. Park does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Item 8.01 – Other Events

Declaration of Cash Dividend

As reported in the Operating Results News Release, on April 16, 2010, the Park Board of Directors declared a $0.94 per share quarterly cash dividend in respect of Park’s common shares.  The dividend is payable on June 10, 2010 to common shareholders of record as of the close of business on May 26, 2010.  A copy of the Operating Results News Release is included as Exhibit 99.1 and the portion thereof addressing the declaration of the cash dividend by Park’s Board of Directors is incorporated by reference herein.

Item 9.01 – Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on April 16, 2010 addressing operating results for the three months ended March 31, 2010.

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signature on following page.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: April 16, 2010	By:	/s/ John W. Kozak
John W. Kozak
Chief Financial Officer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated April 16, 2010

Park National Corporation

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on April 16, 2010 addressing operating results for the three months ended March 31, 2010.